EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 19, 2007 on the consolidated financial statements of Danvers Bancorp, Inc. and Subsidiary as of December 31, 2006 and 2005 and for each of the years of the three-year period ended December 31, 2006, appearing in the 424(b)(3) Prospectus, filed November 21, 2007.

Wolf & Company, P.C.

By:	/s/ Wolf & Company, P.C

Boston, Massachusetts
January 10, 2008